Third Quarter 2022 Investor Presentation October 26, 2022

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Third Quarter 2022 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions (and our outlook for our business in light of these conditions, which is uncertain); changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; the Company’s ability to grow its residential credit business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We routinely post important information for investors on our website, www.annaly.com. We intend to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, webcasts and other information we post from time to time on our website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult. Basis of Presentation On September 8, 2022, the Company announced that its Board of Directors had unanimously approved a reverse stock split of the Company’s common stock at a ratio of 1-for-4 (the “Reverse Stock Split”). The Reverse Stock Split was effective following the close of business on September 23, 2022 (the “Effective Time”). Accordingly, at the Effective Time, every four issued and outstanding shares of the Company’s common stock were converted into one share of the Company’s common stock. All references made to share or per share amounts in the accompanying consolidated financial statements and disclosures have been retroactively adjusted, where applicable, to reflect the effects of the Reverse Stock Split.

Recent Achievements and Performance Highlights

Financial Performance

Despite significant spread widening and sharp interest rate moves weighing on the market, Annaly generated strong earnings

- Earnings available for distribution* of $1.06 per average common share for the quarter, down $0.16 from the prior quarter with dividend coverage of 120%
- Book value per common share of $19.94
- Declared quarterly common stock cash dividend of $0.88 per share
- Economic return (loss) of (11.7%) for the third quarter

Financing & Liquidity

Annaly focused on maintaining liquidity and a defensive risk management posture amidst the historically challenging environment

- Economic leverage* of 7.1x, up from 6.6x quarter-over-quarter
- $6.1 billion of unencumbered assets, including cash and unencumbered Agency MBS of $4.3 billion
- Annaly Residential Credit Group remains the largest non-bank issuer of Prime Jumbo and Expanded Credit MBS(1) with three residential whole loan securitizations totaling $1.1 billion in proceeds priced during the third quarter
- Financing costs increased with average GAAP cost of interest-bearing liabilities of 2.38%, up 126 basis points and average economic cost of interest-bearing liabilities* of 1.54%, up 43 basis points quarter-over-quarter

Portfolio Performance

Annaly modestly increased assets across its three strategies and actively positioned the portfolio to withstand near-term volatility

- Total assets of $86.2 billion, including $78.2 billion in highly liquid Agency portfolio representing 91% of total assets(2)
- Annaly's MSR platform grew assets by 9% to $1.9 billion in the third quarter with MSR representing 15% of dedicated equity capital(3)
- Annaly Residential Credit Group's portfolio increased 6% during the quarter to $5.1 billion, driven by retention of OBX securities and opportunistic third-party purchases
  - Purchased approximately $900 million of whole loans during the quarter
  - Annaly's correspondent channel has achieved over $2 billion in aggregated loans since inception in April 2021

Shareholder Value

Annaly's size and scale were enhanced by raising accretive equity; recognized as leading mortgage REIT with S&P 400 inclusion

- Raised nearly $1.7 billion of accretive common equity during the third quarter(4)
- Annaly was added to the S&P MidCap 400 Index on September 19, 2022, representing the only mortgage REIT in the index

Source: Company filings. Financial data as of September 30, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

3

Third Quarter 2022 Financial Highlights

Earnings & Book Value

Earnings per Share

GAAP	Earnings Available for Distribution*
($0.70)	$1.06

Book Value per Share

$19.94

Dividend per Share

$0.88

Dividend Yield[1]

20.5%

Net Interest Margin (ex. PAA)*



2.20%
1.98%
Q2 2022
Q3 2022

Investment Portfolio

Total Portfolio[2]

$86.2bn

Total Stockholders' Equity

$10.9bn

Capital Allocation[3]



ARC 18%
MSR 15%
Agency 67%

Average Yield on Interest Earning Assets (ex. PAA)*



2.87%
3.24%
Q2 2022
Q3 2022

Financing, Liquidity & Hedging

Liquidity Position

$4.3bn of cash and unencumbered Agency MBS

$6.1bn of total unencumbered assets

Total Hedge Portfolio[4]

$86bn Hedge portfolio, increased from $75bn in Q2'22 as we actively hedged the portfolio with yields rising to multi-year highs and volatility remaining elevated

Economic Leverage*[5]



6.6x
7.1x
Q2 2022
Q3 2022

Hedge Ratio[6]



104%
111%
Q2 2022
Q3 2022

Average Economic Cost of Funds*[7]



1.11%
1.54%
Q2 2022
Q3 2022

Source: Company filings. Financial data as of September 30, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 4

Invests in Agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and complementary investments within the Agency market Annaly Investment Strategies Total Portfolio: $86.2 billion(1) | Total Shareholders’ Equity: $10.9 billion 5 Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Invests in Mortgage Servicing Rights, which provide the right to service residential loans in exchange for a portion of the interest payments made on the loans Assets(1) Capital(2) $78.2bn $7.2bn Assets(1) Capital(2) $1.9bn $1.7bn Assets(1) Capital(2) $5.1bn $1.8bn Mortgage Servicing Rights Agency Source: Company filings. Financial data as of September 30, 2022. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Residential Credit

Market Environment & Annaly Positioning

The Macroeconomic State of Affairs Note: Data as of October 21, 2022, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. The Federal Reserve continues to tighten monetary policy at an aggressive pace to slow persistent inflation, in turn bringing volatility to financial markets, restricting financial conditions and resulting in negative fixed income fund flows 7  Though U.S. economic growth has slowed considerably relative to 2021, labor markets are seeing strong employment gains, low unemployment rates and increased job openings  U.S. inflation readings remain significantly elevated and have yet to slow meaningfully  The Federal Reserve raised the Fed Funds rate by an equivalent of six 25 bps hikes in Q3 2022 and expects further rate increases to fight inflation  Driven by tighter monetary policy and geopolitical risk events, interest rate volatility is currently heightened, while market liquidity has been below average, leading to limited fixed income demand − Banks and mutual funds, traditionally important buyers of MBS, have seen consecutive quarters of negative demand Q3 2022 Market and Economic Developments The labor market remains quite strong, with demand continuing to exceed supply An uncertain outlook has kept interest rate volatility at elevated levels Inflation is still high, as service prices have accelerated despite slowing goods prices The sector experienced rare simultaneous outflows from traditional fixed income investors 130 140 150 160 170 2001 2006 2011 2016 2021 Employed Open Jobs Labor Supply U.S. labor demand and supply, million workers/positions(1) -2% 0% 2% 4% 6% 8% 10% 12% 14% 2005 2010 2015 2020 Recession Goods Services Consumer Price Index ex. Food & Energy, % yoy(2) 2013 Q3 2022 Q2 2022 Q3 ($150) ($75) $0 $75 $150 $225 ($150) ($75) $0 $75 $150 Est. Quarterly MBS Flows into/out of Mutual Funds, $ billion (y-axis) vs. Change in Bank Holdings, $ billion (x-axis)(4) 0 20 40 60 80 100 120 140 160 180 2019 2020 2021 2022 ICE BAML Move Index, Index(3) shaded area represents 2 standard deviation range around average since 2015 Average since 2015

Agency MBS Market Conditions While Agency MBS spreads have widened significantly, financing conditions are stable as the financial system has ample cash 8 M or tg ag e Sp re ad s  Agency MBS spreads have widened to multi-year highs − Supply, policy uncertainty and volatility have driven spreads wider  When market conditions normalize, we believe Agency MBS will become more attractive given strong fundamentals and improving technical factors, such as declining supply Agency MBS spreads have widened significantly year-to-date… … but MBS repo rates remain in line with front-end interest rates… … as the financial system maintains substantial excess reserves Fu nd in g C on di ti on s  Despite elevated market volatility, funding conditions have been stable − Agency MBS repo remains ample, while funding rates are in line with other benchmark short-term interest rates − Although the Federal Reserve has begun to shrink its balance sheet, financial markets continue to see abundant levels of cash in the system  We remain focused on liquidity and risk management should funding conditions change 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 09/01/21 01/01/22 05/01/22 09/01/22 Interest on Excess Reserves GCF MBS Repo Select Overnight Interest Rates(2), % $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2012 2014 2016 2018 2020 2022 Reverse Repos Reserve Balances Select Federal Reserve Balance Sheet Items, $ trillion, 4- week moving average(3) 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% 2.0% 2014 2016 2018 2020 2022 MBS Current Coupon less Average 5-year/10-year Treasury Yield(1), % Period Average Note: Data as of October 21, 2022, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

Annaly Positioned for Continued Market Volatility

Annaly's disciplined portfolio and risk management, capital base and deep financing sources are intended to aid in withstanding volatility

Active Portfolio Management

- Managed through volatility in the Agency MBS market by continuing to position the portfolio higher in coupon during Q3 2022

Net Change in 30-Year Agency MBS Holdings by Coupon ($bn)



$10.0
$5.0
$0.0
($5.0)
($10.0)
($6.5)
($1.7)
$0.6
$1.4
$5.9
$7.2
<=2.5%
3.0%
3.5%
4.0%
4.5%
5.0%

Leverage & Liquidity Profile

- Economic leverage* of 7.1x remains below pre-COVID levels of over 7.5x
- Low asset-level structural leverage with 90%+ of assets in Agency MBS[1]
- $6.1 billion of unencumbered assets, including cash and unencumbered Agency MBS of $4.3 billion, representing more than 50% of equity since the onset of COVID-19

Robust Liquidity & Prudent Risk Management

7.1x
Economic Leverage*

$6.1bn
Total unencumbered assets, including cash and unencumbered Agency MBS of $4.3bn

Conservatively Hedged Portfolio

- Hedged across the curve to provide broad protection
- Diversified hedge portfolio incorporating swaptions and Treasury futures
- Additionally, our MSR strategy provides a further hedge to turnover exposure in lower coupon holdings given the low WAC profile of the MSR portfolio

Diversified Hedge Portfolio

$86bn
Hedge Portfolio[2], up from $75bn in Q2'22



Treasury Futures 49%
Swaps 47%
Swaptions 4%

Diversified Financing Sources

- With the largest capital base in the sector, Annaly's deep and diverse financing sources across all investment groups provide us with competitive advantages
- Our range of financing and capital alternatives include:

Agency & Non-Agency Repo[3]
$53.7bn
In-House Broker-Dealer | Street Repo | Direct Repo

Secured Financing
$9.3bn
Credit Facilities / Warehouse Financing | Non-Recourse Term Financing[4]

Preferred Equity
$1.5bn
Preferred Equity

Common Equity
$9.3bn
Common Equity

Note: Financial data as of September 30, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
9

Business Update

Agency | Business Update

Annaly maintained its defensive positioning – rotating up in coupon and managing duration exposure – against the backdrop of weak supply/demand dynamics and heightened volatility posing significant challenges for the Agency MBS market

Strategic Approach

- Annaly's Agency Portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows
- Diverse set of investment options within Agency market, including Agency CMBS, that provide complementary duration and return profiles to Agency MBS
- Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo

Market Trends

- The market environment continued to be strained by macroeconomic uncertainty, persistent volatility, weak demand and a general risk-off tone across markets
  - Agency MBS underperformance exceeded other fixed income alternatives as demand was noticeably absent from banks and mutual funds despite the dislocation
- With higher mortgage rates and slower housing activity, supply should continue to decline and the Federal Reserve's balance sheet runoff is expected to moderate, improving the technical backdrop
- MBS funding markets remain stable and highly liquid

Agency Portfolio Detail

Assets



NLY Specified Pools and TBA Holdings, %
Pools
TBA
100%
75%
50%
25%
0%
2019
2020
2021
2022

Hedges[1]



Agency Hedging Composition, %
Swaps
Swaptions
Futures
100%
75%
50%
25%
0%
2019
2020
2021
2022

Funding[2]



Agency Funding Composition, %
Within 30
30-120 days
Over 120
100%
75%
50%
25%
0%
2019
2020
2021
2022

Source: Company filings. Financial data as of September 30, 2022.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
11

Agency | Portfolio Summary

- Annaly Agency Portfolio: $78.2 billion in assets at the end of Q3 2022, an increase of 4.5% compared to Q2 2022
- During the third quarter, Annaly's portfolio increased by $3 billion as we selectively deployed capital from our accretive equity raises; portfolio activity remained focused on migrating up in coupon
  - Annaly reduced exposure to lower coupons through a combination of TBA and specified pool sales and rotated into higher coupons largely through specified pool purchases, resulting in the percentage of the portfolio in 4.5% and 5.0% coupons increasing to 40% from 26% in the prior quarter
- Hedging strategy was focused on managing duration with yields reaching multi-year highs and volatility persisting
  - Activity centered on adding longer dated swaps to match asset duration extension
  - Additionally, Treasury futures were added in the front end of the curve as shorter dated swaps matured
- Annaly's MBS portfolio speeds continued to slow during the quarter to 9.8 CPR, down from 14.9 CPR in Q2 2022

Total Dedicated Capital: $7.2 billion(1)

Asset Type(1)


IO/IIO/CMO
<1%
15yr
2%
20yr
1%
DUS
2%
ARM/HECM
<1%
30yr
95%

Pass Through Coupon Type(2)


>=5.5%
<1%
<=2.5%
8%
3.0%
11%
3.5%
20%
4.0%
21%
4.5%
17%
5.0%
23%

Portfolio Quality(3)


Generic
35%
High
Quality
31%
Medium
Quality
26%
40+ WALA
8%

Note: Financial data as of September 30, 2022. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
12

MSR | Business Update

As the second largest MSR purchaser in 2022 to date, Annaly has established a scaled MSR platform, which will continue to benefit from a low prepayment environment

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering attractive yield while providing a mechanism to hedge mortgage basis volatility and slower discount prepayment speeds
- Annaly is well equipped to invest in MSR given strong Agency MBS trading history, prepayment modeling expertise and prior experience owning one of the largest non-bank MSR co-issue platforms
- Annaly serves as a complementary strategic partner to originators given certainty of capital and business strategy
- Portfolio consists of all Conventional MSR (Fannie and Freddie)(1)

Market Trends

- MSR bulk volumes declined during the quarter as origination has slowed and sellers have sold a meaningful amount of the 2021 production they had previously retained
- Demand has remained strong with a diversified buyer base including banks, REITs, non-bank mortgage companies and private equity
- MSR valuations remained relatively stable compared to the cheapening experienced in the other risk assets

Top Conventional MSR Purchasers(2)

Onslow Bay is the second largest MSR purchaser YTD

Rank	Buyer	UPB ($mm)
1	Freedom Mortgage Corp	98,935
2	Onslow Bay Financial	82,263
3	JP Morgan	78,952
4	Mr. Cooper	52,721
5	Matrix (Two Harbors)	38,666
6	Lakeview / Bayview Loan Servicing	26,645
7	PNC Bank	23,812
8	Flagstar	22,013
9	Ocwen / Oaktree	18,389
10	Fifth Third	16,147

Annaly MSR Valuation and Prepayment Speeds


5.24x
5.38x
5.48x
10.9%
8.2%
7.3%
6.4%
6.4%
6.4%
5.4%
4.9%
4.3%
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Q1 2022
Q2 2022
Q3 2022(3)
MSR Multiple
3M CPR

Source: Company filings. Financial data as of September 30, 2022.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
13

MSR | Portfolio Summary

Annaly grew its MSR portfolio by $161 million during the quarter and over $1.25 billion year-to-date

- Annaly MSR Portfolio: $1.9 billion[1] in assets at the end of Q3 2022, an increase of 9% compared to Q2 2022
  - Purchased approximately $150 million of MSR during the third quarter
- Portfolio is comprised of primarily low WAC, high credit quality collateral
- As of the end of the third quarter, MSR represented 15% of Annaly's dedicated equity capital

Total Dedicated Capital: $1.7 billion

Annaly MSR Holdings (Market Value, $mm)



$143
$101
$42
$211
$56
$113
$42
$409
$83
$124
$203
$575
$89
$486
$645
$100
$545
$1,233
$124
$1,108
$1,735
$124
$190
$1,421
$1,896
$40
$151
$1,705
Q4 2020
Q1 2021
Q2 2021
Q3 2021(2)
Q4 2021
Q1 2022
Q2 2022
Q3 2022
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

MSR by the Numbers
(Excludes Interests in MSR / MSR of LP Interest)

Portfolio Summary	Market Value ($mm)	$1,856
	UPB ($bn)	$131
	Loan Count	385,285
Collateral Characteristics	WAC	2.97%
	Avg Loan Size	$338,845
	Orig FICO	760
	Orig LTV	68%
Collateral Performance	1M CPR	4.0%
	3M CPR	4.3%
	D30	0.7%
	D60+	0.4%

Source: Company filings. Financial data as of September 30, 2022.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 14

Residential Credit | Business Update

Annaly Residential Credit Group's high quality whole loan and securities portfolio should be well positioned amidst housing deceleration

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with thirty-six deals comprising nearly $14.5 billion of issuance priced since the beginning of 2018
- Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency securities markets depending on relative value
- Expanded whole loan sourcing capabilities through our Onslow Bay correspondent channel
- Whole loan acquisition and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation
- Modest use of balance sheet leverage with most positions term financed through securitization

Market and Credit Trends

- All sectors of the Non-Agency RMBS market remain at or near widest spread levels year-to-date as a result of macro volatility and deteriorating housing market fundamentals
  - Year-to-date, Non-QM AAAs are ~125bps wider, unrated NPL/RPL senior bonds are ~115bps wider and investment grade-rated CRT M2s are ~265bps wider
- Despite a slowdown in the housing market, Onslow Bay benefits from strong portfolio credit quality and active loan management that is differentiated from other market participants

Onslow Bay Whole Loan Portfolio

- **Original FICO**: 760
- **Original LTV**: 67%
- **D30 Delinquencies**: 0.7%
- **D60+ Delinquencies**: 0.4%

OBX Securitization History – UPB Issued ($mm)



Deal Count:
3
5
4
10
14
$1,095
$2,095
$1,846
$3,857
$5,510
Q3'22: $1,062
Q2'22: $1,961
Q1'22: $2,487
2018
2019
2020
2021
2022 YTD

Q3 2022 Securitizations

ONSLOW BAY FINANCIAL
An Annaly Company

$306 Million
OBX 2022-J2
Prime Jumbo | Aug 2022

$359 Million
OBX 2022-NQM7
Non-QM | Aug 2022

$397 Million
OBX 2022-NQM8
Non-QM | Sep 2022

Source: Company filings and Bloomberg. Financial data as of September 30, 2022, unless otherwise noted.

ANNALY
15

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $5.1 billion in assets at the end of Q3 2022, an increase of 6% compared to Q2 2022
  - The composition consists of a $4.3 billion securities portfolio and a $0.8 billion whole loan portfolio[1]
- Securities portfolio grew modestly driven by OBX retained assets and opportunistic third-party purchases
- Settled approximately $900 million of whole loans during the quarter across both Onslow Bay and our joint venture[2]
- Annaly priced three securitizations during the third quarter totaling $1.1 billion in proceeds
  - Annaly remains the largest non-bank issuer, third largest overall, of Prime Jumbo & Expanded Credit MBS from 2021 through 2022 year-to-date[3]
  - Securitization strategy has resulted in $7.4 billion of OBX debt outstanding at an average cost of funds of 3.1%[3]

Total Dedicated Capital: $1.8 billion

Sector Type[4][5]


CRT
21%
OBX Retained
20%
Prime
5%
Alt A
2%
Subprime
4%
NPL
10%
RPL
18%
Prime Jumbo
4%
WL
16%

Coupon Type[4]


ARM
2%
IO
7%
Fixed
48%
Fixed
Duration
<2yrs
20%
Floating
23%

Rating


Investment
Grade
35%
Unrated
43%
Non-Investment
Grade
22%

Note: Financial data as of September 30, 2022, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 16

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
GAAP net income (loss) per average common share[(1)]	($0.70)	$2.21	$5.46	$1.07	$1.36
Earnings available for distribution per average common share*[(1)]	$1.06	$1.22	$1.11	$1.14	$1.14
Dividends declared per common share	$0.88	$0.88	$0.88	$0.88	$0.88
Book value per common share	$19.94	$23.59	$27.08	$31.88	$33.55
Annualized GAAP return (loss) on average equity	(9.94%)	30.60%	65.62%	12.44%	15.25%
Annualized EAD return on average equity*	17.57%	17.49%	14.01%	13.10%	12.81%
Net interest margin[(2)]	1.42%	2.64%	3.20%	1.97%	2.01%
Average yield on interest earning assets[(3)]	3.47%	3.58%	3.61%	2.31%	2.29%
Average GAAP cost of interest bearing liabilities[(4)]	2.38%	1.12%	0.48%	0.38%	0.32%
Net interest margin (excluding PAA)[(2)]*	1.98%	2.20%	2.04%	2.03%	2.04%
Average yield on interest earning assets (excluding PAA)[(3)]*	3.24%	2.87%	2.62%	2.63%	2.63%
Average economic cost of interest bearing liabilities[(4)]*	1.54%	1.11%	0.89%	0.75%	0.66%
GAAP leverage, at period-end[(5)]	5.8x	5.4x	5.3x	4.7x	4.4x
Economic leverage, at period-end[(5)]*	7.1x	6.6x	6.4x	5.7x	5.8x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
18

For the quarters ended 9/30/2022 6/30/2022 3/31/2022 12/31/2021 9/30/2021 Agency mortgage-backed securities $63,037,241 $55,593,336 $57,787,141 $60,525,605 $62,818,079 Residential credit risk transfer securities 1,056,906 965,714 845,809 936,228 787,235 Non-Agency mortgage-backed securities 2,156,706 2,026,658 1,737,333 1,663,336 1,747,932 Commercial mortgage-backed securities 588,500 457,026 357,354 530,505 269,106 Total securities $66,839,353 $59,042,734 $60,727,637 $63,655,674 $65,622,352 Residential mortgage loans $1,551,637 $1,486,811 $1,650,151 $2,272,072 $1,686,268 Residential mortgage loan warehouse facility 70 322 - 980 1,431 Corporate debt - - 1,967,667 1,968,991 1,890,709 Corporate debt, held for sale - - - - 2,113 Total loans, net $1,551,707 $1,487,133 $3,617,818 $4,242,043 $3,580,521 Mortgage servicing rights $1,705,254 $1,421,420 $1,108,937 $544,562 $572,259 Interests in MSRs $- $83,622 $85,653 $69,316 $57,530 Agency mortgage-backed securities transferred or pledged to securitization vehicles $431,388 $458,268 $544,991 $589,873 $597,923 Residential mortgage loans transferred or pledged to securitization vehicles 8,770,626 8,418,979 7,264,316 5,496,435 4,140,558 Assets transferred or pledged to securitization vehicles $9,202,014 $8,877,247 $7,809,307 $6,086,308 $4,738,481 Assets of disposal group held for sale (1) $11,371 $97,414 $- $194,138 $238,042 Total investment portfolio $79,309,699 $71,009,570 $73,349,352 $74,792,041 $74,809,185 Financial Highlights and Trends (cont’d) 19 Unaudited (dollars in thousands)

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 21 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	($273,977)	$863,317	$2,023,894	$418,460	$521,534
Net income (loss) attributable to non-controlling interests	1,287	(3,379)	1,639	2,979	2,290
Net income (loss) attributable to Annaly	(275,264)	866,696	2,022,255	415,481	519,244
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other	2,702,512	615,216	159,804	40,473	(102,819)
Net (gains) losses on derivatives[1]	(1,976,130)	(1,014,651)	(1,704,569)	(194,256)	(139,361)
Loan loss provision (reversal)[2]	(1,613)	(29,380)	812	1,931	(6,771)
Business divestiture-related (gains) losses	2,936	23,955	354	16,514	14,009
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[3]	758	1,302	1,130	1,144	1,122
Non-EAD (income) loss allocated to equity method investments[4]	(2,003)	(3,270)	(9,920)	(2,345)	(2,046)
Transaction expenses and non-recurring items[5]	1,712	1,751	3,350	1,533	2,201
Income tax effect on non-EAD income (loss) items	(9,444)	28,841	27,091	8,380	(6,536)
TBA dollar roll income and CMBX coupon income[6]	105,543	161,673	129,492	119,657	115,586
MSR amortization[7]	(22,897)	(33,810)	(19,652)	(25,864)	(17,884)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	(45,414)	(127,521)	(179,516)	57,395	60,726
Earnings Available for Distribution*	480,696	490,802	430,631	440,043	437,471
Dividends on preferred stock	26,883	26,883	26,883	26,883	26,883
Earnings available for distribution attributable to common shareholders*	$453,813	$463,919	$403,748	$413,160	$410,588
GAAP net income (loss) per average common share[8]	($0.70)	$2.21	$5.46	$1.07	$1.36
Earnings available for distribution per average common share[8]*	$1.06	$1.22	$1.11	$1.14	$1.14
Annualized GAAP return (loss) on average equity	(9.94%)	30.60%	65.62%	12.44%	15.25%
Annualized EAD return on average equity (excluding PAA)*	17.57%	17.49%	14.01%	13.10%	12.81%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
22

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Premium Amortization Reconciliation					
Premium amortization expense	$39,406	($4,869)	($25,353)	$219,172	$233,429
Less:					
PAA cost (benefit)	(45,414)	(127,521)	(179,516)	57,395	60,726
Premium amortization expense (excluding PAA)	$84,820	$122,652	$154,163	$161,777	$172,703
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$678,488	$645,615	$655,850	$422,780	$412,972
PAA cost (benefit)	(45,414)	(127,521)	(179,516)	57,395	60,726
Interest income (excluding PAA)*	$633,074	$518,094	$476,334	$480,175	$473,698
Economic Interest Expense Reconciliation					
GAAP interest expense	$400,491	$170,475	$74,922	$61,785	$50,438
Add:					
Net interest component of interest rate swaps	(141,110)	(992)	62,541	58,897	54,411
Economic interest expense*	$259,381	$169,483	$137,463	$120,682	$104,849
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$633,074	$518,094	$476,334	$480,175	$473,698
Less:					
Economic interest expense*	259,381	169,483	137,463	120,682	104,849
Economic net interest income (excluding PAA)*	$373,693	$348,611	$338,871	$359,493	$368,849
Economic Metrics (excluding PAA)					
Average interest earning assets	$78,143,337	$72,123,055	$72,590,876	$73,134,966	$72,145,283
Interest income (excluding PAA)*	633,074	518,094	476,334	480,175	473,698
Average yield on interest earning assets (excluding PAA)*[(1)]	3.24%	2.87%	2.62%	2.63%	2.63%
Average interest bearing liabilities	$65,755,563	$60,446,528	$61,865,292	$63,342,740	$62,614,042
Economic interest expense*	259,381	169,483	137,463	120,682	104,849
Average economic cost of interest bearing liabilities[(2)]	1.54%	1.11%	0.89%	0.75%	0.66%
Interest income (excluding PAA)*	$633,074	$518,094	$476,334	$480,175	$473,698
TBA dollar roll income and CMBX coupon income[(3)]	105,543	161,673	129,492	119,657	115,586
Economic interest expense	(259,381)	(169,483)	(137,463)	(120,682)	(104,849)
Subtotal	$479,236	$510,284	$468,363	$479,150	$484,435
Average interest earning assets	$78,143,337	$72,123,055	$72,590,876	$73,134,966	$72,145,283
Average TBA contract and CMBX balances	18,837,475	20,566,553	19,229,537	21,159,120	22,739,226
Subtotal	$96,980,812	$92,689,608	$91,820,413	$94,294,086	$94,884,509
Net interest margin (excluding PAA)*	1.98%	2.20%	2.04%	2.03%	2.04%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Economic leverage ratio reconciliation					
Repurchase agreements	$54,160,731	$51,364,097	$52,626,503	$54,769,643	$55,475,420
Other secured financing	250,000	-	914,255	903,255	729,555
Debt issued by securitization vehicles	7,844,518	7,502,483	6,711,953	5,155,633	3,935,410
Participations issued	745,729	696,944	775,432	1,049,066	641,006
Debt included in liabilities of disposal group held for sale	-	-	-	112,144	113,362
Total GAAP debt	$63,000,978	$59,563,524	$61,028,143	$61,989,741	$60,894,753
Less non-recourse debt:					
Credit facilities[(1)]	-	-	($914,255)	($903,255)	($729,555)
Debt issued by securitization vehicles	(7,844,518)	(7,502,483)	(6,711,953)	(5,155,633)	(3,935,410)
Participations issued	(745,729)	(696,944)	(775,432)	(1,049,066)	(641,006)
Non-recourse debt included in liabilities of disposal group held for sale	-	-	-	(112,144)	(113,362)
Total recourse debt	$54,410,731	$51,364,097	$52,626,503	$54,769,643	$55,475,420
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$16,209,886	$19,723,326	$19,006,949	$20,690,768	$24,202,686
Payable for unsettled trades	9,333,646	1,995,960	1,992,568	147,908	571,540
Receivable for unsettled trades	(2,153,895)	(434,227)	(407,225)	(2,656)	(42,482)
Economic debt*	$77,800,368	$72,649,156	$73,218,795	$75,605,663	$80,207,164
Total equity	10,951,555	11,089,900	11,478,770	13,195,325	13,717,867
Economic leverage ratio*	7.1x	6.6x	6.4x	5.7x	5.8x

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®
24

Glossary and Endnotes

Glossary 26 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights NIM: Refers to Net Interest Margin Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 27 Page 3 1. Issuer ranking data from Inside Nonconforming Markets for 2021 to 2022 year-to date. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $9.2bn, include TBA purchase contracts (market value) of $15.2bn, unsettled MSR commitments of $151mm, CMBX derivatives (market value) of $0.4bn and $1.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. 3. Includes limited partnership interests in a MSR fund, which is reported in Other Assets, and unsettled commitments of $151mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 4. These amounts include $914mm raised through the Company’s at-the-market sales program for its common stock, net of sales agent commissions and excluding other offering expenses, and $765mm raised through a common equity offering, excluding any applicable underwriting discounts and other offering expenses and including the underwriters’ full exercise of their overallotment option to purchase additional shares of stock. Page 4 1. Dividend yield is based on annualized Q3 2022 dividend of $0.88 and a closing price of $17.16 on September 30, 2022. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $9.2bn, include TBA purchase contracts (market value) of $15.2bn, unsettled MSR commitments of $151mm, CMBX derivatives (market value) of $0.4bn and $1.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of September 30, 2022 exclude commercial real estate assets. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued and mortgages payable are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. Prior to the quarter ended September 30, 2022, the hedge ratio excluded the impact of net forward purchases (sales) of investments from the calculation; all prior periods have been updated to conform to the current presentation resulting in a reduction of 3% to the hedge ratio for the quarter ended June 30, 2022. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4bn, which are excluded from capital allocation calculations. Agency assets exclude assets transferred or pledged to securitization vehicles of $0.4bn and include TBA purchase contracts (market value) of $15.2bn and $27mm of retained securities that are eliminated in consolidation. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $8.8bn, include $1.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. MSR assets include limited partnership interests in a MSR fund, which is reported in Other Assets, and unsettled commitments of $151mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of September 30, 2022 exclude commercial real estate assets. Page 7 1. Based on September 2022 Non-Farm Payrolls Household Survey and August 2022 Job Openings and Labor Turnover Survey data released by the Bureau of Labor Statistics. Assumes September job openings remained unchanged from August. 2. Based on September 2022 Consumer Price Index release by the Bureau of Labor Statistics. 3. Based on October 21, 2022 market data retrieved via Bloomberg. Dotted line represents average MOVE Index level since January 1, 2015. The area represents a two standard deviation range around that average. 4. Represents quarterly flows data into mortgage-backed security mutual funds and ETFs (sourced via Nomura Securities and Emerging Portfolio Fund Research) and quarterly change in market value of banks’ Agency MBS holdings, adjusted for the price change in the Bloomberg MBS Index (retrieved via the Federal Reserve and Bloomberg) as of October 21, 2022. Page 8 1. Based on October 21, 2022 market rates retrieved via Bloomberg. 2. Represents the Depository Trust & Clearing House Corporation’s DTCC GCF Repo Index retrieved via Bloomberg, which is the weighted average of the interest rates paid each day for the two most traded CUSIPs of General Collateral Finance Repurchase Agreements (“GCF Repos”): U.S. Treasury < 30 year maturity (371487AE9) and Fannie Mae & Freddie Mac Fixed Rate MBS (371487AL3). 3. Based on Federal Reserve balance sheet data released on October 13. Page 9 1. Represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $9.2bn, include TBA purchase contracts (market value) of $15.2bn, unsettled MSR commitments of $151mm, CMBX derivatives (market value) of $0.4bn and $1.1bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Hedge portfolio excludes receiver swaptions. 3. Repo balances exclude Residential Credit credit facilities. 4. Includes Agency and Residential Credit securitizations, as well as participations issued. Page 11 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity.

Endnotes (cont’d) 28 Page 12 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 13 1. Portfolio excludes retained servicing on whole loans within our Residential Credit portfolio. 2. eMBS servicing transfer data through September 30, 2022. 3. Includes unsettled commitments of $151mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close Page 14 1. Includes limited partnership interests in a MSR fund, which is reported in Other Assets, and unsettled commitments of $151mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. Page 16 1. Excludes participations issued totaling $0.7bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Reflects cost of funds only for outstanding debt held by third parties. 4. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 5. Prime includes $13.7mm of Prime IO, OBX Retained contains $148.3mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $14.2mm of Prime Jumbo IO. Page 18 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest-bearing liabilities represents annualized interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non- recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Page 19 1. Includes assets related to the sale of the Company's Middle Market Lending portfolio at September 30, 2022 and June 30, 2022 and assets related to the sale of the Company's Commercial Real Estate business at December 31, 2021 and September 30, 2021, respectively. Non-GAAP Reconciliations Page 22 1. Excludes $141.1mm, $1.0mm, ($62.5mm), ($58.9mm) and ($54.4mm) of net interest on the Company's interest rate swaps for the quarters ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively, which is reported in Net gains (losses) on derivatives in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Includes a loan loss (reversal)/provision of $0.0mm, ($2.5mm), $0.2mm, $1.7mm and ($0.6mm) on the Company’s unfunded loan commitments for the quarters ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively, which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 3. Amount includes depreciation and amortization expense related to equity method investments. 4. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net. 5. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 6. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $1.1mm, $1.1mm, $1.1mm, $1.1mm and $1.2mm for the quarters ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively. 7. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on investments and other. 8. Net of dividends on preferred stock. Page 23 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $1.1mm, $1.1mm, $1.1mm, $1.1mm and $1.2mm for the quarters ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively. Page 24 1. Included in Other secured financing in the Company's Consolidated Statements of Financial Condition.